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                                                                     Exhibit 5.1


                          GIBSON, DUNN & CRUTCHER LLP
                                    LAWYERS

                   A REGISTERED LIMITED LIABILITY PARTNERSHIP
                      INCLUDING PROFESSIONAL CORPORATIONS

                                   ----------

        1801 California Street, Suite 4200, Denver, Colorado 80202-2642
                                 (303) 298-5700
                               www.gibsondunn.com




                               November 17, 2005


Direct Dial                                                    Client Matter No.
(303) 298-5700


Fax No.
(303) 296-5310                                                     C 97394-00035


The Williams Companies, Inc.
One Williams Center
Tulsa, Oklahoma  74172


      Re:   The Williams Companies, Inc.
            Registration Statement on Form S-4, as filed with the Commission on November 17, 2005

Ladies and Gentlemen:

      We have examined the Registration Statement on Form S-4 (the "REGISTRATION STATEMENT"), as filed with the Securities and Exchange Commission (the "COMMISSION") on November 17, 2005, under the Securities Act of 1933, as amended (the "SECURITIES ACT"), of The Williams Companies, Inc., a Delaware corporation (the "COMPANY"), in connection with the offer to pay a cash premium to holders of any and all of up to $299,987,000 aggregate principal amount of the Company's outstanding 5.50% Junior Subordinated Convertible Debentures due 2033 (the "DEBENTURES") who elect to convert their Debentures to shares of the Company's common stock, par value $1.00 per share (the "COMMON STOCK ").

      We have examined originals, or copies certified or otherwise identified to our satisfaction, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

      Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Common Stock, when issued against payment therefor, will be validly issued, fully paid and nonassessable.

      We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                        Very truly yours,

                                        GIBSON, DUNN & CRUTCHER LLP